SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 24, 2004
Date of earliest event reported: September 21, 2004

Warning Management Services Inc.

(Exact Name of Registrant as Specified in Its Charter)

    New York                     000-27219                     133865655
_________________________________________________________________________________________________________________
(State or Other Jurisdiction         (Commission File Number)               (I.R.S. Employer
of Incorporation)                                            Identification No.)

9440 Santa Monica Boulevard, Suite 400,  Beverly Hills, CA 90210
(Address of Principal Executive Offices) (Zip Code)

(310) 860-9969
(Registrant's Telephone Number, Including Area Code)

Warning Model Management Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

1

ITEM 2.01     Completion of Acquisition of Assets

On September 21, 2004, Warning Management Services, Inc, (“WNMI”), formerly Warning Model Management, Inc., received the final documents from Berryman & Henigar Enterprises, a Nevada corporation, for the purchase of all the outstanding shares of Employment Systems, Inc (“ESI”). a California corporation. The acquisition was secured by a purchase price of $1,500,000 of which $750,000 was a cash payment and the remaining $750,000 was paid in the form of a promissory note payable in 12 equal installment of $60,000 and a final payment of $30,000 on the 13th month. In addition to purchasing the outstanding shares, WNMI received all the assets owned or leased by ESI and used in the business and certain liabilities of ESI.

ESI provides staffing services and business processing services to municipalities and small businesses principally in Southern California. On an annualized basis, management estimates the revenue contribution from ESI to be $12 million. ESI is expected to provide WNMI a significant increase in revenues and profits.

Item 9.01.     Financial Statements and Exhibits.

(a)	Audited Financial Statements of ESI will be provided within sixty (60) days.

(b)	Pro forma financial information reflecting the acquisition of ESI by the Company will be provided within sixty (60) days.

(c) Exhibits

1.1 Stock Purchase and Sale Agreement

1.2 News release issued by Warning Management Services Inc. on September 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 24, 2004

Warning Model Management Inc.

By:/s/Brian Bonar _______________________ Brian Bonar Chief Executive Officer